EXHIBIT 99.2

FORM OF DISTRIBUTION AGREEMENT

November 3, 2009

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (“you” or “Merrill Lynch”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below (this “Agreement”), of Class A common stock, $0.01 par value per share (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $300,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-155269) (the “registration statement”) for the registration of the Shares and other securities of the Company, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to Merrill Lynch, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated November 10, 2008, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to Merrill Lynch in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of Sections 4(b) or 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectuses” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents; provided, however, that the Company and Merrill Lynch agree that any representations or warranties contained in any such exhibits to the Incorporated Documents are not deemed to be incorporated by reference into the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company and Merrill Lynch agree as follows:

1. Issuance and Sale.

(a)	Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein on any Exchange Business Day (as defined below) selected by the Company, the Company and Merrill Lynch shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by Merrill Lynch and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to Merrill Lynch, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used in this Agreement, (i) the “Term” shall be the period commencing on the date hereof and ending on the earliest of (x) the date on which the Gross Sales Price of Shares issued and sold pursuant to this Agreement and any Terms Agreements is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) “Exchange” means the New York Stock Exchange and (iii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time.

(b)	Subject to the terms and conditions set forth below, the Company appoints Merrill Lynch as an agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. Merrill Lynch will use commercially reasonable efforts to sell such Shares in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined below). Neither the Company nor Merrill Lynch shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through Merrill Lynch, and Merrill Lynch shall be obligated to use commercially reasonable efforts, as provided herein and in the applicable Transaction Notice, to place Shares issued by the Company only if and when a Transaction Notice related to such an Agency Transaction has been delivered by Merrill Lynch and accepted by the Company as provided in Section 2 below.

(c)	Merrill Lynch, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (i) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (ii) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and Merrill Lynch in writing.

(d)	Merrill Lynch will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and, if Shares are to be sold in an Agency Transaction in an At The Market Offering, the related Net Sales Price (as each of such terms is defined in Section 2(b) below) promptly after the close of trading on such Exchange Business Day, but in any event no later than the opening of trading on the immediately following Exchange Business Day.

(e)	If the Company shall default on its obligation to deliver Shares to Merrill Lynch pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) indemnify and hold Merrill Lynch and its successors and assigns harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to Merrill Lynch the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f)	The Company acknowledges and agrees that (i) there can be no assurance that Merrill Lynch will be successful in selling the Shares, (ii) Merrill Lynch shall incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by Merrill Lynch to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) Merrill Lynch shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by Merrill Lynch and the Company in a Terms Agreement.

2. Transaction Notices and Terms Agreements.

(a)	The Company may, from time to time during the Term, orally or by e-mail or other writing, propose to Merrill Lynch that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days. If Merrill Lynch agrees to the terms of such proposed Agency Transaction or if the Company and Merrill Lynch mutually agree to modified terms for such proposed Agency Transaction, then Merrill Lynch shall promptly send to the Company (by any means permissible under Section 10 hereof) a notice, substantially in the form of Exhibit B hereto (each, a “Transaction Notice”), confirming the agreed terms of such proposed Agency Transaction. If the Company wishes such proposed Agency Transaction to become a binding agreement between it and Merrill Lynch, the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to Merrill Lynch or sending a written notice to Merrill Lynch (by any means permissible under Section 10 hereof) indicating its acceptance. The terms reflected in a Transaction Notice shall become binding on Merrill Lynch and the Company only if accepted by the Company no later than the dates and times specified in such Transaction Notice. Each Transaction Notice shall specify, among other things:

(i) the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii) the maximum number of Shares that the Company intends to sell (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s); provided that the number of Shares sold on each such Purchase Date shall be no more than 25% of the average daily trading volume in the Common Stock on the Exchange for the thirty (30) Exchange Business Days preceding the date of delivery of the Transaction Notice, or as otherwise agreed between the Company and Merrill Lynch and documented in the relevant Transaction Notice; and

(iii) the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”).

Provided that Merrill Lynch confirms to the Company the number of Shares sold in accordance with Section 1(d) above, the Company shall have responsibility for maintaining records with respect to the aggregate dollar amount of Shares sold, or for otherwise monitoring the availability of Shares for sale under the Registration Statement. In the event that more than one Transaction Notice with respect to any Purchase Date(s) is accepted by the Company, the latest executed Transaction Notice shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior accepted Transaction Notice and prior to the acceptance of such latest Transaction Notice. The Company or Merrill Lynch may, upon notice to the other party hereto by telephone (confirmed promptly by e-mail or facsimile), suspend the offering of the Shares for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and Merrill Lynch shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Transaction Notice and be binding to the same extent as any other terms contained therein.

(b)	Except as otherwise agreed between the Company and Merrill Lynch, Merrill Lynch’s commission shall be 2.00% of the actual sales price of the Shares (the “Gross Sales Price”) sold pursuant to this Agreement; provided, however, that such commission shall not apply when Merrill Lynch acts as principal, in which case such commission shall be set forth in the applicable Terms Agreement. The Gross Sales Price less Merrill Lynch’s commission is referred to herein at the “Net Sales Price.”

(c)	Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Notice shall be made to the Company by federal funds wire transfer to the account of the Company, the details of which are set forth on Schedule I hereto, against delivery of such Shares to Merrill Lynch’s account, or an account of Merrill Lynch’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and Merrill Lynch. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time), on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and Merrill Lynch) following each Purchase Date (each, an “Agency Settlement Date”). In no event shall the Company be obligated to deliver Shares to Merrill Lynch unless the Company shall have received the payment of the Net Sales Price for Shares sold on any Purchase Date prior to or simultaneously with the delivery of such Shares.

(d)	If, as provided in the related Transaction Notice, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and Merrill Lynch thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through Merrill Lynch, and Merrill Lynch shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company otherwise agrees in writing.

(e)	If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement, any Transaction Notice or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, Merrill Lynch shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by Merrill Lynch and the Company.

(f)	(i) If the Company wishes to issue and sell the Shares pursuant to this Agreement in a Principal Transaction, it will notify Merrill Lynch of the proposed terms of the Principal Transaction. If Merrill Lynch, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and Merrill Lynch shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Company or Merrill Lynch unless and until the Company and Merrill Lynch have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(iii) Any Principal Transaction is subject to the requirements of Section 312.03 of the Listed Company Manual of the Exchange, and no Shares will be sold to Merrill Lynch for its own account in a Principal Transaction if shareholder approval of such transaction would be required under such Section 312.03.

(g)	Each sale of the Shares to Merrill Lynch in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, Merrill Lynch. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by Merrill Lynch. The commitment of Merrill Lynch to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Any such Terms Agreement shall specify the number of the Shares to be purchased by Merrill Lynch pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with Merrill Lynch in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

(h)	The Company shall provide Merrill Lynch with a copy of its policy on insider trading and advise Merrill Lynch in writing of any changes thereto (other than any immaterial changes). Without the prior written consent of each of the Company and Merrill Lynch, the Company shall not request the sale of any Shares that would be sold, and Merrill Lynch need not make any sale of Shares, (i) during any period in which the Company is in possession of material non-public information, (ii) during any period in which the Company’s insider trading policy, as it exists on the date of the Agreement, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors or (iii) except as provided in Section 2(i) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(i)	If the Company wishes to offer, sell or deliver Shares on any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to Merrill Lynch (with a copy to counsel to Merrill Lynch) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to Merrill Lynch, (ii) provide Merrill Lynch with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections (5)(a)(i) through (iv) hereof; respectively, (iii) afford Merrill Lynch the opportunity to conduct a reasonable due diligence review in accordance with Section 6(f) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 2(h) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 2(i) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 6 hereof and (B) this Section 2(i) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 2(h), which shall have independent application.

3. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, Merrill Lynch, on and as of (i) the date hereof, (ii) each date on which the Company accepts a Transaction Notice (a “Time of Acceptance”) or the Company executes and delivers a Terms Agreement, (iii) each Time of Sale (as defined below), (iv) each

Settlement Date and (v) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (v), a “Representation Date”), as follows:

(a)	There is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each Representation Date (other than the date hereof) will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date (other than the date hereof), in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date (other than the date hereof), the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement or omission in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of Merrill Lynch expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of Merrill Lynch’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b)	Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of Merrill Lynch (which consent will not be unreasonably withheld, conditioned or delayed) until the termination of this Agreement it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act), other than any Permitted Free Writing Prospectus made pursuant to this Agreement or any Terms Agreement. Any such free writing prospectus relating to the Shares consented to by Merrill Lynch is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company.

(c)	The Incorporated Documents, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)	The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authorizations to own its properties and conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing

Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to result in a material adverse effect on the financial condition, results of operations or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(e)	Each Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated under the Act) of the Company has been duly incorporated or formed and is an existing corporation, limited liability company or limited partnership, as the case may be, in good standing (if applicable) under the laws of the jurisdiction of its incorporation or organization, with corporate (or equivalent) power and authority to own its properties and conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, in good standing (if applicable) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the issued and outstanding capital stock, ownership interests, or partnership interests, as the case may be, of each Significant Subsidiary of the Company has been duly authorized and validly issued and, in the case of capital stock, is fully paid and nonassessable; and except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and for pledges in favor of Credit Suisse, Cayman Islands Branch, as collateral agent under the amended and restated credit agreement dated as of March 24, 2009 (the “Credit Agreement”), among the Company, CB Richard Ellis Services, Inc., certain subsidiaries of CB Richard Ellis Services, Inc., the lenders and other agents named therein and Credit Suisse, Cayman Islands Branch, as administrative agent and collateral agent (as such agreement has been amended through the date hereof), the capital stock, ownership interests, or partnership interests, as the case may be, of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(f)	The Shares and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and, except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the stockholders of the Company have no preemptive rights with respect to the Common Stock. The Shares, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(g)	This Agreement has been, and any Terms Agreement will, as of the date of its execution and delivery by the Company, have been, duly authorized, executed and delivered by the Company.

(h)	Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, with respect to the stock options granted pursuant to the stock-based compensation plans of the Company and its subsidiaries, (i) each grant of such stock option was duly authorized no later than the date on which the grant of such stock option was by its terms to be effective (the “Stock Options Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company or the relevant subsidiary of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the stock-based compensation plans of the Company and its subsidiaries, the Exchange Act and all other applicable laws and regulatory rules or requirements and (iii) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act. Neither the Company nor any of its subsidiaries has knowingly granted, and there is no and has been no policy or practice of the Company or any of its subsidiaries of granting, such stock options prior to, or otherwise coordinating the grant of such stock options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(i)	The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions herein contemplated, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, that has jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, (ii) any agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the properties of the Company or its Significant Subsidiaries is subject or (iii) the charter, by laws or similar governing documents of the Company or any of its Significant Subsidiaries, except, with respect to clauses (i) and (ii), where such breach, violation or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(j)	No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Shares by the Company, except such as have been obtained and made under the Act and such as may be required under any state securities laws, any rule or regulation issued pursuant to any state securities laws or any foreign securities laws.

(k)	Except (i) as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, results of operations or business of the Company and its subsidiaries, taken as a whole and (ii) as disclosed in or contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(l)	Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that (i) if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) would materially and adversely affect the ability of the Company or its subsidiaries to perform their respective obligations under this Agreement or (iii) are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated.

(m)	The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(n)	Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(o)	Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement filed by the Company under the Act that have not been satisfied or waived prior to the date hereof.

(p)	The financial statements included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, such financial statements have been prepared in conformity with GAAP applied on a consistent basis; and the financial statement schedules included in the Registration Statement present fairly the information required to be stated therein.

(q)	The Shares being sold hereunder have been approved for listing, subject only to official notice of issuance, on the Exchange.

(r)	The Company and its Significant Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Significant Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(s)	The Company and its Significant Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Significant Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(t)	No labor disputes with the employees of the Company or any subsidiary exist or, to the knowledge of the Company, are imminent that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(u)	Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company and its Significant Subsidiaries

have good and valid title to all real properties and all other properties and assets owned by them that are material to the Company and its subsidiaries, taken as a whole, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or proposed to be made thereof by them other than liens, encumbrances, and defects permitted by the Credit Agreement; and except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company and its Significant Subsidiaries hold any leased real or personal property that is material to the Company and its Significant Subsidiaries taken as a whole under valid and enforceable leases with no exceptions that would materially interfere with the use made or proposed to be made thereof by them.

(v)	The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except (i) as may be being contested in good faith and by appropriate proceedings or (ii) as would not have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(p) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(w)	The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in contravention of applicable law.

(x)	Except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan, which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; each welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and, with respect to the termination of, or withdrawal from, any “pension plan”, neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Sections 4201, 4062, 4063, or 4064 of ERISA, or any other such liability under Title IV of ERISA.

(y)	There is and has been no failure which is continuing on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith. Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

(z)	Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director or officer of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(aa)	The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(bb)	Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(cc)	The Common Stock is, to the knowledge of the Company, an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(dd)	Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or Merrill Lynch for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ee)	Any certificate signed by any officer of the Company or any subsidiary delivered to Merrill Lynch or to counsel for Merrill Lynch pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to Merrill Lynch as to the matters covered thereby.

4. Certain Covenants of the Company. The Company hereby agrees with Merrill Lynch:

(a)	For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before amending or supplementing the Registration Statement or the Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to Merrill Lynch a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing any such Permitted Free Writing Prospectus, amendment or supplement with the Commission and the Company will not use or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which Merrill Lynch reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b)	To the extent required by applicable law or as provided for elsewhere in this Agreement, as promptly as practicable, to prepare a Prospectus Supplement, with respect to any Shares sold by the Company pursuant to this Agreement in a form previously approved by Merrill Lynch and to file such Prospectus Supplement pursuant to Rule 424(b) under the Act (and within the time periods required by

Rule 424(b) and Rules 430A, 430B or 430C under the Act) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to Merrill Lynch via e-mail in “.pdf” format on such filing date to an e-mail account designated by Merrill Lynch and, at Merrill Lynch’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)	To timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise Merrill Lynch, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S-3 by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d)	In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e)	To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as Merrill Lynch may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the general service of process under the laws of, any such state; and to promptly advise Merrill Lynch of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f)	To make available to Merrill Lynch at its offices in New York City, without charge, from time to time, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as Merrill Lynch may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g)	To furnish or make available to Merrill Lynch during the term of this Agreement and for a period of two years thereafter (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to Merrill Lynch from time to time during the term of this Agreement such other information as Merrill Lynch may reasonably request regarding the Company or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of Merrill Lynch, as applicable; provided, however, that the Company shall have no obligation to provide Merrill Lynch with any document filed on EDGAR or included on the Company’s Internet website.

(h)	If, at any time during the term of this Agreement, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for Merrill Lynch or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to Merrill Lynch to cease the solicitation of offers to purchase the Shares in Merrill Lynch’s capacity as agent, and, in either case, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i)	To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the date hereof, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(j)	To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus under the caption “Use of Proceeds.”

(k)	Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(l)	(i) Except as otherwise agreed between the Company and Merrill Lynch, to pay all costs, expenses, fees and taxes in connection with (A) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, each Preliminary Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to Merrill Lynch and to dealers (including costs of mailing and shipment), (B) the registration, issue and delivery of the Shares, (C) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of one counsel for Merrill Lynch in connection therewith, not to exceed $5,000 in the aggregate) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to Merrill Lynch, (D) the listing of the Shares on the Exchange, (E) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm and (F) the performance of the Company’s other obligations hereunder; provided that Merrill Lynch shall be responsible for any transfer taxes on resale of Shares by it, any costs and expenses associated with the sale and marketing of the Shares, and legal costs of Merrill Lynch other than as specifically provided above or elsewhere in this Agreement.

(ii) If this Agreement is terminated (A) by the Company in accordance with the provisions of Section 8(a) hereof at any time prior to the offer and sale of Shares with an aggregate Gross Sales Price of $50,000,000 or (B) by Merrill Lynch in accordance with provisions of Section 8(b) hereof after February 28, 2010, and prior to the offer and sale of Shares with an aggregate Gross Sales Price of $50,000,000, in each case under this Agreement and all Terms Agreements, to reimburse Merrill Lynch for all of their reasonable out-of-pocket expenses (including the reasonable and documented fees and disbursements of a single counsel to Merrill Lynch) incurred by them in connection with the offering contemplated by this Agreement; provided that the Company will not be obligated to reimburse any expenses pursuant to this Section 4(l)(ii) in excess of $150,000.

(m)	The Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Act or the rules and regulations promulgated thereunder.

(n)	During each period commencing on the date of each Transaction Notice and ending after the close of business on the Settlement Date for the related Agency Transaction, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of its Common Stock or any securities convertible into or exercisable or exchangeable for such shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares or such other securities, in cash or otherwise, without the prior written consent of Merrill Lynch, provided that clauses (i) and (ii) will not apply to (A) the Shares to be sold hereunder and (B) any securities of the Company issued pursuant to, the Company’s equity incentive plans existing at the time of such Transaction Notice, including securities of the Company issued upon the exercise or vesting thereof and (C) any securities of the Company issued pursuant to, or upon the exercise, conversion, redemption or settlement of, any securities of the Company that are outstanding at the time such Transaction Notice is delivered. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(o)	The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(p)	To use its commercially reasonable efforts to cause the Shares to be listed on the Exchange.

(q)	That it consents to Merrill Lynch trading in the Common Stock for Merrill Lynch’s own account and for the account of its clients, consistent with its normal trading and sales practices and applicable law and regulations, at the same time as sales of the Shares occur pursuant to this Agreement.

5. Certain Conditions to Merrill Lynch’s Obligation. Merrill Lynch’s obligation to solicit purchases on an agency basis for Shares or otherwise take any action pursuant to this Agreement (including any Transaction Notice) shall be subject, in addition to the conditions set forth under Section 7, to the satisfaction of the following conditions by 4:00 p.m. (New York City time) on November 6, 2009:

(a)	the Company shall have delivered to Merrill Lynch:

(i) an officers’ certificate signed by two of its executive officers certifying as to the matters set forth in Exhibit C hereto;

(ii) an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, counsel for the Company, addressed to Merrill Lynch and dated the date of this Agreement, in the form of Exhibit D hereto;

(iii) an opinion of the General Counsel to the Company, addressed to Merrill Lynch and dated the date of this Agreement, in the form of Exhibit E hereto;

(iv) a “comfort” letter of each of KPMG LLP and Deloitte & Touche LLP, dated as of a date between the date of this Agreement and November 6, 2009 (inclusive) and addressed to Merrill Lynch, in a form reasonably satisfactory to Merrill Lynch and its counsel;

(v) evidence reasonably satisfactory to Merrill Lynch and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(vi) resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares; and

(vii) such other documents as Merrill Lynch shall reasonably request; and

(b)	Merrill Lynch shall have received an opinion and negative assurance letter of Cravath, Swaine & Moore LLP, counsel to Merrill Lynch, addressed to Merrill Lynch and dated the date of this Agreement, addressing such matters as Merrill Lynch may reasonably request.

6. Additional Covenants of the Company. The Company further covenants and agrees with Merrill Lynch as follows:

(a)	Each acceptance of a Transaction Notice by the Company and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to Merrill Lynch pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Notice or Terms Agreement, as the case may be).

(b)	On or promptly after each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document, but excluding any prospectus supplement filed pursuant to Section 4(b) hereof), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) otherwise as Merrill Lynch shall reasonably request, provided that Merrill Lynch shall not make such a request during periods that the Company is not proposing Agency Transactions to Merrill Lynch (each date referred to in clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless Merrill Lynch agrees otherwise, furnish or cause to be furnished to Merrill Lynch a certificate, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the certificate referred to in Section 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate, or, in lieu of such certificate, a certificate to the effect that the statements contained in the certificate referred to in Section 5(a)(i) hereof furnished to Merrill Lynch are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date unless (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Notice is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act and (y) Merrill Lynch has reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K is required pursuant to Section 2(i).

(c)	On or promptly after each Bring-Down Delivery Date, the Company shall, unless Merrill Lynch agrees otherwise, cause to be furnished to Merrill Lynch (A) the written opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, special counsel to the Company and of the General Counsel of the Company, each dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the opinions and letter referred to in Sections 5(a)(ii) and 5(a)(iii) hereof, respectively, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letter, or, in lieu of such opinions and letter, such counsel and General Counsel shall furnish Merrill Lynch with letters substantially to the effect that Merrill Lynch may rely on the opinions and letter referred to in Sections 5(a)(ii) and 5(a)(iii), furnished to Merrill Lynch, to the same extent as though they were dated the date of such letters authorizing reliance (except that statements in such last opinions shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d)	On or promptly after each Bring-Down Delivery Date, the Company shall, unless Merrill Lynch agrees otherwise, cause KPMG LLP and Deloitte & Touche LLP to furnish to Merrill Lynch a “comfort” letter, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the letter referred to in Section 5(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter.

(e)	The Company shall use its commercially reasonable efforts to cooperate with any reasonable due diligence review requested by Merrill Lynch or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of KPMG LLP for an update on diligence matters with representatives of Merrill Lynch and (ii) at each Bring-Down Delivery Date or otherwise as Merrill Lynch may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of KPMG LLP for one or more due diligence sessions with representatives of Merrill Lynch and its counsel.

(f)	The Company shall disclose, in its quarterly reports on Form 10-Q, in its annual report on Form 10-K or, at the Company’s option, in prospectus supplements to be filed by the Company from time to time, the number of the Shares sold through Merrill Lynch under this Agreement and any Terms Agreement, the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or such shorter period determined by the Company, as the case may be.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to Merrill Lynch. Merrill Lynch will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail or facsimile as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

The Company and Merrill Lynch agree that the Company will not be required to comply with Sections 6(b), 6(c), 6(d), 6(e) and 6(f) hereof during any period in which the offering of Shares has been suspended pursuant to Sections 2(a) and 2(e) hereof.

In addition, Merrill Lynch agrees not to prepare or use any free writing prospectus relating to the Shares not previously approved in writing by the Company.

7. Conditions of Merrill Lynch’s Obligation. Merrill Lynch’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Notice that has been accepted by the Company and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a)	At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i) The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii) The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii) In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv) From the date of this Agreement, no event or condition of a type described in Section 3(k)(i) hereof shall have occurred or shall exist, which event or condition is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of Merrill Lynch makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement or any Terms Agreement, as the case may be, any Permitted Free Writing Prospectus and the Prospectus.

(v) Subsequent to the relevant Time of Acceptance, (A) no downgrading shall have occurred in the rating accorded any securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi) The Shares to be issued pursuant to the Transaction Notice or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of Merrill Lynch; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect.

(ix) No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (excluding any filing of an Incorporated Document) shall have been filed to which Merrill Lynch shall have reasonably objected in writing.

(b)	At every Bring-Down Delivery Date, Merrill Lynch shall have received the officers’ certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (d), inclusive.

8. Termination.

(a)	(i) The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to Merrill Lynch. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of Merrill Lynch, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii) In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of Merrill Lynch.

(b)	(i) Merrill Lynch may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii) In the case of any purchase by Merrill Lynch pursuant to a Terms Agreement, the obligations of Merrill Lynch pursuant to such Terms Agreement shall be subject to termination at any time prior to or at the Principal Settlement Date, if, (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, any of the NYSE, the American Stock Exchange or the NASDAQ Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York state authorities, (iv) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in Merrill Lynch’s judgment, is material and adverse or (v) any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Shares and (B) in the case of any of the events specified in clauses (A)(i) through (v), such event singly or together with any other such event specified in clauses (A)(i) through (v) makes it, in Merrill Lynch’s judgment, impracticable to market the

Shares on the terms and in the manner contemplated in the Prospectus. If Merrill Lynch elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)	This Agreement shall remain in full force and effect until the earlier of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Amount of Shares have been sold in accordance with the terms of this Agreement or any Terms Agreement and (C) November 3, 2010, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)	Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by Merrill Lynch or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9. Indemnity and Contribution.

(a)	The Company agrees to indemnify and hold harmless Merrill Lynch, its affiliates, directors and officers and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by Merrill Lynch expressly for use therein, it being understood and agreed that the only such information furnished by Merrill Lynch consists of the information described as such in subsection (b) below.

(b)	Merrill Lynch agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 9(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by Merrill Lynch expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus, it being understood and agreed upon that such information shall consist solely of the following: Merrill Lynch’s name and the third sentence of the first paragraph, the first and third sentence of the second paragraph and the fourth paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.

(c)	If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Sections 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for Merrill Lynch, its affiliates, directors and officers and any control persons of Merrill Lynch shall be designated in writing by Merrill Lynch and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated above, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement, unless such Indemnifying Person has (a) paid all undisputed amounts and only failed to pay amounts disputed in good faith and (b) provided detail regarding the reasons for the failure to pay amounts requested by the Indemnified Person. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)	If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Merrill Lynch, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and Merrill Lynch, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and Merrill Lynch, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by Merrill Lynch in connection therewith bear to the aggregate Gross Sales Price. The relative fault of the Company, on the one hand, and Merrill Lynch, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by Merrill Lynch, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)	The Company and Merrill Lynch agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall Merrill Lynch be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by Merrill Lynch with respect to the offering of the Shares exceeds the amount of any damages that Merrill Lynch has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)	The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to Merrill Lynch, shall be sufficient in all respects if delivered or sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Fax No. (212) 449-0355, Attention: Usman Khan or by email to usman.khan@baml.com, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at CB Richard Ellis Group, Inc., 11150 Santa Monica Blvd., Suite 1600, Los Angeles, CA 90025, Attn: General Counsel. Notwithstanding the foregoing, Transaction Notices shall be delivered to the Company via e-mail to Keith Collier at keith.collier@cbre.com, with a copy to Cindy Kee at Cindy.Kee@cbre.com, and receipt confirmed by telephone at (310) 606-5031, and an acceptance of a Transaction Notice shall be delivered to Merrill Lynch via facsimile or e-mail to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Fax No. (212) 449-0355, Attention: Usman Khan or usman.khan@baml.com.

11. No Fiduciary Relationship. The Company acknowledges and agrees that Merrill Lynch is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, Merrill Lynch is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and Merrill Lynch shall have no responsibility or liability to the Company with respect thereto. Any review by Merrill Lynch of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Merrill Lynch and shall not be on behalf of the Company.

12. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement and any Transaction Notice shall be adjusted to take into account any stock split effected with respect to the Shares.

13. Governing Law; Construction.

(a)	This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)	The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of Merrill Lynch and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement or any Terms Agreement or the performance of services hereunder. The Company agrees that a final and non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

15. Parties in Interest. The agreements set forth herein and in any Terms Agreement have been and are made solely for the benefit of Merrill Lynch and the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from Merrill Lynch) shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement.

16. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

17. Successors and Assigns. This Agreement shall be binding upon Merrill Lynch and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and Merrill Lynch’s respective businesses and/or assets.

18. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and Merrill Lynch contained in this Agreement or made by or on behalf of the Company or Merrill Lynch pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or Merrill Lynch.

19. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act.

20. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

21. Miscellaneous. Merrill Lynch, an indirect, wholly owned subsidiary of Bank of America Corporation, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of Bank of America, N.A. Because Merrill Lynch is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by Merrill Lynch are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency of Bank of America, N.A., and are not otherwise an obligation or responsibility of a branch or agency of Bank of America, N.A.

A lending affiliate of Merrill Lynch may have lending relationships with issuers of securities underwritten or privately placed by Merrill Lynch. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by Merrill Lynch will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of Merrill Lynch.

Merrill Lynch and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of the Common Stock or other securities of the Company, at the same time that Merrill Lynch is acting as agent pursuant to this Agreement;

provided that Merrill Lynch acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by Merrill Lynch and its affiliates to enter into any such transactions.

If the foregoing correctly sets forth the understanding among the Company and Merrill Lynch, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and Merrill Lynch.

Very truly yours,

CB RICHARD ELLIS GROUP, INC.

By:
Name:
Title:

Accepted and agreed to as of the

date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

Schedule I

Bank:	Wells Fargo Bank
333 South Grand Street
Los Angeles, CA 90071

ABA #:	121000248
Account #	4600204929
Account Name:	CB Richard Ellis

Exhibit A

CB RICHARD ELLIS GROUP, INC.

Common Stock

TERMS AGREEMENT

                    , 20

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036

Dear Sirs:

CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated November 3, 2009 (the “Distribution Agreement”), between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), to issue and sell to Merrill Lynch the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to Merrill Lynch the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]. Unless otherwise defined below, capitalized terms defined in the Distribution Agreement shall have the same meanings when used herein.

[Merrill Lynch shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by Merrill Lynch to the Company for the Purchased Securities. This option may be exercised by Merrill Lynch at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Securities.]

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by Merrill Lynch, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Settlement Date].

An amendment to the Registration Statement (as defined in the Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities], in the form heretofore delivered to Merrill Lynch is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to Merrill Lynch and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of this Terms Agreement or any Terms Agreement to the contrary, the Company consents to Merrill Lynch trading in the Common Stock for Merrill Lynch’s own account and for the account of its clients, consistent with its normal trading and sales practices and applicable law and regulations, at the same time as sales of the Shares occur pursuant to this Terms Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between Merrill Lynch and the Company.

CB RICHARD ELLIS GROUP, INC.

By:
Name:
Title:

Accepted and agreed as of

the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities [and Additional Securities]:

Class A common stock, par value $0.01 per share

Number of Shares of Purchased Securities:

[—]

[Number of Shares of Additional Securities:]

[—]

[Price to Public:]

[—]

Purchase Price by Merrill Lynch:

[— ]

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To Merrill Lynch’s account, or the account of Merrill Lynch’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[—], 20[09][10]

Closing Location:

[—]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Scheduled is annexed):

(1) the officers’ certificate referred to in Section 5(a)(i);

(2) the opinions and negative assurance letter referred to in Section 5(a)(ii) and (iii);

(3) the “comfort” letter referred to in Section 5(a)(iv);

(4) the opinion and negative assurance letter referred to in Section 5(b); and

(5) such other documents as Merrill Lynch shall reasonably request.

[Lockup:]

   [—]

Exhibit B

[Merrill Lynch Letterhead]

                , 20

[            ]

[                        ]

Attention:

VIA FACSIMILE

TRANSACTION NOTICE

Dear                 :

This Notice sets forth the terms of the agreement of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) with CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), relating to the issuance and sale of the Company’s Class A Common Stock, par value $0.01 per share, pursuant to the Distribution Agreement between the Company and Merrill Lynch, dated November 3, 2009 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Notice (an “Acceptance”), the Company shall have agreed with Merrill Lynch to engage in the following transaction:

Number of Shares to be Sold:

Minimum Price at which Shares may be Sold (“Floor Price”):

Date(s) on which Shares may be Sold: (“Purchase Date”)

Discount/Commission (if different from the Agreement):

Manner in which Shares are to be Sold:	Agency Transaction

Other Terms (if any):

The Agency Transaction set forth in this Notice will not be binding on the Company or Merrill Lynch unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor Merrill Lynch will be bound by the terms of this Notice unless the Company delivers its Acceptance by          am/pm (New York time) on [the date hereof/            , 20    ].

The Agency Transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of the date of the Company’s Acceptance and on any Purchase Date and any Settlement Date.

If the foregoing conforms to your understanding of our agreement, please so indicate by providing your Acceptance in the manner contemplated by the Agreement.

Very truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

ACCEPTED as of the date

first above written

CB RICHARD ELLIS GROUP, INC.

By:
Name:
Title:

[Note: The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Notice and delivered in accordance with the Agreement]

Exhibit C

OFFICERS’ CERTIFICATE

1. The representations and warranties of the Company in the Agreement are true and correct in all material respects as of the date hereof as though made on and as of this date;

2. The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof;

3. The Company’s Registration Statement (File No. 333-155269) under the Act is effective; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the undersigned threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; and all requests for additional information on the part of the Commission have been complied with; and

4. Except (i) as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, results of operations or business of the Company and its subsidiaries, taken as a whole; and (ii) as disclosed in or contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

5. The Registration Statement did not, as of the time of its initial effectiveness, and does not, as amended or supplemented, as of each Bring-Down Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the date hereof, the Prospectus, as amended or supplemented, together with all of the issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

Exhibit D

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF

SIMPSON THACHER & BARTLETT LLP,

COUNSEL TO THE COMPANY

Exhibit E

FORM OF OPINION OF GENERAL COUNSEL TO THE COMPANY